Exhibit 99.2
CONSENT OF AQUILO PARTNERS, L.P.
          We hereby consent to (i) the inclusion of our opinion letter, dated October 14, 2009, to the Board of Directors of VaxGen, Inc. (“VaxGen”) as Annex C to the joint proxy statement/prospectus included in the Registration Statement of OXiGENE, Inc. (“OXiGENE”) on Form S-4 (the “Registration Statement”) relating to the proposed merger involving OXiGENE and VaxGen, and (ii) references made to our firm and such opinion in the Registration Statement under the headings entitled “SUMMARY - Opinion of Aquilo Partners,” “THE MERGER — Background of the Merger,” “THE MERGER — VaxGen Reasons for the Merger” and “THE MERGER — Opinion of Aquilo Partners.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, on the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
November 27, 2009

AQUILO PARTNERS, L.P.
By:	/s/ John K. Dyer II
Name: John K. Dyer II
Title: Managing Director